UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

MANPOWERGROUP INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) and 0-11

Online
Go to www.envisionreports.com/MAN or scan the QR code — login details are located in the shaded bar below.
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Shareholder Meeting Notice 1234 5678 9012 345
Important Notice Regarding the Availability of Proxy Materials for the ManpowerGroup Inc. Shareholder Meeting to be Held on May 3, 2024
Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and instructions on how to attend the annual meeting, which will be held virtually, are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2024 Proxy Statement and 2023 Annual Report on Form 10-K are available at:
www.envisionreports.com/MAN
Easy Online Access — View your proxy materials and vote.
Step 1:    Go to www.envisionreports.com/MAN. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 21, 2024 to facilitate timely delivery.
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Shareholder Meeting Notice
ManpowerGroup Inc.’s Annual Meeting of Shareholders will be held on Friday, May 3, 2024, 8:00 a.m. Central time, virtually via the internet at www.meetnow.global/MPJX244.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommend a vote FOR Proposals 1, 2 and 3:
1. Elect eleven individuals nominated by the Board of Directors of ManpowerGroup Inc. to serve until 2025 as directors.
2. Ratification of Deloitte & Touche LLP as our independent auditors for 2024.
3. Advisory vote to approve the compensation of our named executive officers.
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Please reference the proxy statement for instructions on how to attend the virtual meeting.
Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.
— Internet – Go to www.envisionreports.com/MAN. Click Cast Your Vote or Request Materials.
— Phone – Call us free of charge at 1-866-641-4276.
— Email – Send an email to investorvote@computershare.com with “Proxy Materials ManpowerGroup Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 21, 2024.